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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-3) and related prospectus of MSI Holdings, Inc. for the registration of 9,502,865 shares of its common stock and to the incorporation by reference therein of our report dated September 28, 1999, except for Notes 1, 13, and 15, as to which the date is February 29, 2000, with respect to the consolidated financial statements and schedules of MSI Holdings, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


                             /s/ ERNST & YOUNG LLP

Austin, Texas
February 29, 2000